Exhibit 24.1

Power Of Attorney
We, the undersigned directors of Lighting Science Group Corporation (the “Company”), do hereby severally constitute and appoint
Zachary S. Gibler, Khaled Haram, Kathryn L. Reynolds and John D. Mitchell, Jr. or any of them, as our true and lawful attorneys and agents, with full power of substitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-1 relating to the offering of subscription rights and the Company’s Series D Non-Convertible Preferred Stock, Warrants to purchase the Company’s common stock and the underlying shares of the Company’s common stock including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments and any related registration statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended) hereto and we do hereby ratify and confirm that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.
This Power of Attorney shall be effective as of the signature dates set forth below and it shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to said attorneys-in-fact and agents, or any of them.
IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed on the date(s) set forth below.

Name	Signature	Date

Govi Rao	/s/ Govi Rao	November 6, 2009

Donald R. Harkleroad	/s/ Donald R. Harkleroad	November 6, 2009

Robert E. Bachman	/s/ Robert E. Bachman	November 6, 2009

Bonnie Reiss	/s/ Bonnie Reiss	November 6, 2009

Richard Kelson	/s/ Richard Kelson	November 6, 2009

Daryl N. Snadon	/s/ Daryl N. Snadon	November 6, 2009

Richard Weinberg	/s/ Richard Weinberg	November 6, 2009

David Bell	/s/ David Bell	November 6, 2009